LIMITED POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Jared S. Bluestein as his true and lawful Attorney-in-Fact (the "Attorney-in-Fact"), to act for and on, his behalf and in the name, place and stead of the undersigned:

         (i) to prepare, execute and file, for and on behalf of the undersigned, directly or indirectly, any and all documents and filings that are required or advisable to be made with the United States Securities and Exchange Commission, any stock exchange or similar authority, under Section 13 or Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder, including without limitation any Joint Filing Agreement under Rule 13d-1(k) of the Exchange Act (or any successor provision thereunder), Schedule 13D, Schedule 13G, Form 3, Form 4, Form 5 (or any successor schedules or forms adopted under the Exchange
                Act) and any amendments to any of the foregoing (collectively, the "Exchange Act Filings");

         (ii) to do and perform any and all acts and take any other action of any type whatsoever in connection with the foregoing which, in the opinion of any Attorney-in-Fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by the Attorney-in-Fact on behalf of the undersigned, pursuant to this Limited Power of Attorney shall be in such form and shall contain such terms and conditions as the Attorney-in-Fact may approve in the Attorney-in-Fact's discretion; and

         (iii) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

         The undersigned hereby grants to the Attorney-in-Fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, hereby ratifying and confirming all that the Attorney-in-Fact shall lawfully do or cause to be done by virtue of this Limited Power of Attorney and the rights and powers herein granted.

         This Limited Power of Attorney will remain effective until revoked by the undersigned.

         This Limited Power of Attorney shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any principles of conflicts of laws.

         IN WITNESS WHEREOF, the undersigned has caused his name to be hereto signed this 23 day of October 2007.



                                            By:      /s/ Nicolas Berggruen
                                               -------------------------------
                                            Name:      Nicolas Berggruen
                                                   ---------------------------


WITNESS:



By:      /s/ Rebecca Ortega                 By:      /s/ Rama Raju
   ------------------------------------        -------------------------------
Name:         Rebecca Ortega                Name:         Rama Raju
     ----------------------------------          -----------------------------

STATE OF NEW YORK     )
                      )  ss.:
COUNTY OF NEW YORK    )

         On the 23rd day of October, in the year 2007, before me, the undersigned, a Notary Public in and for said State, personally appeared Nicolas Berggruen, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed within the instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.


                                                           /s/ Alice T. Vokshi
                                                           ---------------------
                                                           Alice T. Vokshi
                                                           Notary Public